Exhibit 99.4

SPECTRA ENERGY CORP

C/O BROADRIDGE FINANCIAL SOLUTIONS, INC.

P.O. BOX 1342

BRENTWOOD, NY 11717

VOTE BY INTERNET - Go to www.proxyvote.com or scan the QR code with your mobile device or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date (which is [ ]) or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date (which is [ ]) or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	E14623-S51799	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

    SPECTRA ENERGY CORP

The Board of Directors of Spectra Energy Corp (which we refer to as “Spectra Energy”) recommends you vote FOR the following proposals:	For	Against	Abstain

1.

To consider and vote on a proposal (which we refer to as the “merger proposal”) to adopt the Agreement and Plan of Merger, dated as of September 5, 2016 (which, as may be amended, we refer to as the “merger agreement”), among Spectra Energy, Enbridge Inc., a Canadian corporation (which we refer to as “Enbridge”), and Sand Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Enbridge (which we refer to as “Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Spectra Energy, with Spectra Energy surviving the merger as a wholly owned subsidiary of Enbridge (which we refer to as the “merger”).

	☐	☐	☐

2.

To consider and vote on a proposal (which we refer to as the “advisory compensation proposal”) to approve, on an advisory (non-binding) basis, certain specified compensation that will or may be paid by Spectra Energy to its named executive officers that is based on or otherwise relates to the merger.

	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

E14624-S51799

SPECTRA ENERGY CORP

Special Meeting of Stockholders

[ ] at [ ] a.m., Central Time

This proxy is solicited by the Board of Directors

The undersigned hereby appoints Reginald D. Hedgebeth, J. Patrick Reddy and Annachiara Jones, or any of them, as proxies, with full power of substitution, to vote as designated on the reverse side all shares of common stock held by the undersigned at the Special Meeting of Stockholders of Spectra Energy Corp to be held on [ ] at [ ] a.m., Central Time, at the Company’s headquarters at 5400 Westheimer Court, Houston, Texas 77056, or any postponement or adjournment thereof, and with discretionary authority to vote on all other matters that may properly come before the meeting.

If you wish to vote in accordance with the recommendations of the Board of Directors, you may just sign and date on the reverse side and mail in the postage-paid envelope provided, or direct your vote by Internet or telephone as described on the reverse side. Specific choices may be made on the reverse side. In absence of instructions to the contrary, the shares represented will be voted in accordance with the Board’s recommendations.

Your vote is very important, regardless of the number of shares you own. Accordingly, please submit your proxy by telephone, the Internet or mail, whether or not you plan to attend the special meeting in person. Proxies must be received by [ ].

If your Spectra Energy common stock is held in an account at a bank, broker or other nominee, you must instruct the bank, broker or other nominee on how to vote them by following the instructions that the bank, broker or other nominee provides to you with these proxy materials. Most banks, brokers and other nominees offer the ability for stockholders to submit voting instructions by mail by completing a voting instruction card, by telephone, and by the Internet.

Continued and to be signed on reverse side

V.1.1

YOUR VOTE MAKES A DIFFERENCE PLEASE EXERCISE YOUR STOCKHOLDER RIGHT TO VOTE